Exhibit 10.1

                         CASS INFORMATION SYSTEMS, INC.
                        2007 OMNIBUS INCENTIVE STOCK PLAN

                                    ARTICLE I
                                     PURPOSE

      The purpose of the Cass Information Systems, Inc. 2007 Omnibus Incentive Stock Plan (the "Plan") is to provide incentive opportunities for Non-Employee Directors and key Employees, and to align their personal financial interest with the Company's stockholders. The Plan includes provisions for stock options, stock appreciation rights, restricted stock, restricted stock units and performance related awards.

                                   ARTICLE II
                                   DEFINITIONS

      2.1 "BOARD" OR "BOARD OF DIRECTORS" means the Board of Directors of the Company.

      2.2 "CHANGE OF CONTROL" means one or more of the following occurrences:

            (a) Any individual, corporation (other than the Company), partnership, trust, association, pool, syndicate, or any other entity or any group of persons acting in concert, becomes a beneficial owner (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934) of securities of the Company possessing more than one-third (1/3) of the voting power for the election of the Board of Directors;

            (b) The consummation of any consolidation, merger, or other business combination involving the Company in which holders of voting securities of the Company, immediately prior to such consummation, own, as a group, immediately after such consummation, voting securities of the Company (or, if the Company does not survive such transaction, voting securities of the entity surviving such transaction) having less than two-thirds (2/3) of the total voting power in an election of the directors of the Company or such other surviving entity;

            (c) During any period of two (2) consecutive years, individuals, who at the beginning of such period, constitute members of the Board of Directors cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Company's stockholders, of each new director of the Company is approved by a vote of at least two-thirds (2/3) of the members of the Board of Directors then still in office who are directors of the Company at the beginning of any such period; or

            (d) The consummation of any sale, lease, exchange, or other transfer (in one transaction or in a series of related transactions) of all, or substantially all, of the assets of the Company (on a consolidated basis) to a party which is not controlled by or under common control with the Company.

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In the event that any provision of this definition of Change in Control provides for a smaller degree of change of ownership than that required in the corresponding meaning of change in the ownership or effective control of the Company, or a change in the ownership of a substantial portion of the assets of the Company under Proposed Treasury Regulation 1.409A-3(g)(5) or any successor regulation and the benefit which becomes vested or payable on account of a Change in Control is subject to Code Section 409A, the determination as to whether there has been a Change in Control shall be determined by the provisions of such Proposed Treasury Regulation 1.409A-3(g)(5) or any successor regulation.

      2.3 "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

      2.4 "COMPANY" means Cass Information Systems, Inc., a Missouri corporation, and any successor corporation by merger or otherwise. When the context so admits or requires, "Company" includes Subsidiaries.

      2.5 "COMMITTEE" means a committee of two (2) or more members of the Board appointed by the Board of Directors to administer the Plan pursuant to Article III herein. A person may serve on the Committee only if he or she is a "non-employee director" for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and satisfies the requirements of an "outside director" for purposes of Code Section 162(m).

      2.6 "EMPLOYEE" means any person employed by the Company or a Subsidiary on a full-time salaried basis. The term "Employee" shall not include a person hired as an independent contractor, leased employee, consultant or a person otherwise designated by the Committee at the time of hire as not eligible to participate in the Plan.

      2.7 "FAIR MARKET VALUE" means, as of any given date, the value of Stock determined as follows:

            (i) the last reported sale price of the Stock as quoted on The NASDAQ Stock Market on such date (or, if such date is not a trading day, the immediately preceding trading day) or, if no such reported sale takes place on any such date, the average of the closing bid and asked prices on such date (or, if such date is not a trading day, the immediately preceding trading day);

            (ii) if the Stock is then listed on another national securities exchange, the last reported sale price or, if no such reported sale takes place on any such day, the average of the closing bid and asked prices on the principal national securities exchange on which the Stock is listed or admitted to trading; or

            (iii) if none of the foregoing is applicable, then the Fair Market Value of a share of Stock shall be determined in good faith by the Committee in its discretion.

      2.8 "INCENTIVE STOCK OPTION" or "ISO" means an Option grant which meets or complies with the terms and conditions set forth in the Code Section 422 and applicable regulations.

      2.9 "INDICATORS OF PERFORMANCE" means the criteria used by the Committee to evaluate the Company's performance with respect to awards under the Plan including: the Company's Pretax Income; Net Income; Earnings Per Share; Revenue; Fee Revenue; Expenses; Return on Assets; Return on Equity; Return on Investment; Net Profit Margin; Operating Profit Margin; Discretionary Cash Flow (net cash provided by operating activities, less estimated total changes in operating assets and liabilities); Total Stockholder Return; Share Price; Lease Operating Expenses; Earnings before Income Tax, Depreciation and Amortization (EBITDA); Capitalization; Liquidity; Reserve Adds or Replacement; Funding and Development Costs; Production Volumes; Results of Customer Satisfaction Surveys and other measures of Quality, Safety, Productivity, Cost Management or Process Improvement or other measures the Committee approves. The Committee has the discretion to select the particular Indicators of Performance to be utilized in determining awards, and such Indicators of Performance may vary between Performance Periods and different awards. In addition, such Indicators of Performance may be determined solely by reference to the performance of the Company, a Subsidiary, or a division or unit of any of the foregoing, or based upon comparisons of any of the performance measures relative to other companies. In establishing an Indicator of Performance, the Committee may exclude the impact of any event or occurrence which the Committee determines should appropriately be excluded such as, for example, a restructuring or other nonrecurring charge, an event either not directly related to the operations of the Company or not within the reasonable control of the Company's management, or a change in accounting standards required by U.S. generally accepted accounting principles.

      2.10 "NON-EMPLOYEE DIRECTOR" means any person duly elected a director of the Company who is not an Employee of the Company.

      2.11 "OPTION" or "STOCK OPTION" means a right granted under the Plan to an Participant to purchase a stated number of shares of Stock at a stated exercise price.

      2.12 "PARTICIPANT" means an Employee or Non-Employee Director who has received or been granted a benefit under the Plan.

      2.13 "PERFORMANCE AWARD" means an award established by the Committee pursuant to Article X.

      2.14 "PERFORMANCE AWARD PARTICIPANT" means any eligible Employee so designated by the Committee.

      2.15 "PERFORMANCE PERIOD" means a period established by the Committee of not less than one year, at the conclusion of which performance-based compensation, subject to the terms of the Performance Award, becomes vested and non-forfeitable or settlement is made with a Performance Award Participant with respect to the Performance Award.

      2.16 "RESTRICTED STOCK" means Stock granted pursuant to Article VIII of the Plan.

      2.17 "RESTRICTED STOCK UNIT" or "RSU" means Restricted Stock Unit granted pursuant to Article IX of the Plan. RSU's are similar to Restricted Stock except that no shares of stock are actually issued to a Participant. Instead, a Participant is granted units and each unit has a Fair Market Value equal to the Fair Market Value of a share of Stock as of any given date.

      2.18 "RESTRICTION PERIOD" is the period of time during which shares of Restricted Stock or RSUs are subject to forfeiture if the restrictions applicable to such shares or RSUs are violated, as determined by the Committee.

      2.19 "SPREAD" means, with respect to a SAR, the difference of the Fair Market Value of a share of Stock on the exercise date and the Fair Market Value of a share of Stock on the grant date.

      2.20 "STOCK" means the common stock of the Company.

      2.21 "STOCK APPRECIATION RIGHT" or "SAR" means a right to receive a payment equal to the excess of the Fair Market Value of Stock as of the exercise date over the exercise price specified in the SAR.

      2.22 "SUBSIDIARY" means any corporation or similar legal entity (other than the Company) in which the Company or a Subsidiary of the Company owns fifty percent (50%) or more of the total combined voting power of all classes of stock, provided that, with regard to Incentive Stock Options, "Subsidiary" shall have the meaning provided under Section 424(f) of the Code.

      2.23 "TEN PERCENT STOCKHOLDER" means a person who owns (or is deemed to own pursuant to Section 424(d) of the Code) Stock possessing more than ten percent (10%) of the total combined voting power of all classes of Stock of the Company or any of its affiliates.

      2.24 "TERMINATED FOR CAUSE" and "TERMINATION FOR CAUSE" means termination by the Company of the Participant's employment or service by reason of: (a) an order of any federal or state regulatory authority having jurisdiction over the Company or any Subsidiary; (b) the willful failure of the Participant substantially to perform his or her duties set forth by his or her employment agreement (other than any such failure due to the Participant's physical or mental illness); (c) a willful breach by the Participant of any material provision of any written agreement with the Company or any Subsidiary; (d) the Participant's commission of a crime that constitutes a felony or other crime of moral turpitude or criminal fraud; (e) chemical or alcohol dependency which materially and adversely affects the Participant's performance of his or her duties to the Company or any Subsidiary; (f) any act of disloyalty or breach of responsibilities to the Company or any Subsidiary, which is intended by the Participant to cause material harm to the Company; (g) misappropriation (or attempted misappropriation) of any of the Company's or any Subsidiary's funds or property by the Participant; or (h) the Participant's material and intentional violation of any Company or Subsidiary policy applicable to the Participant.

      2.25 "TOTAL DISABILITY" and "TOTALLY DISABLED" means the permanent and total disability of a person within the meaning of Section 22(e)(3) of the Code, as determined by the Committee in good faith, upon receipt of and reliance on sufficient competent medical advice.

                                   ARTICLE III
                                 ADMINISTRATION

      3.1 THE COMMITTEE. The Plan shall be administered by the Committee. Subject to such approvals and other authority as the Board may reserve to itself from time to time, the Committee shall, consistent with the provisions of the Plan, from time to time establish such rules and regulations and appoint such agents as it deems appropriate for the proper administration of the Plan, and make such determinations under, and such interpretations of, and take such steps in connection with the Plan, Options, SARs, Restricted Stock, RSUs or Performance Awards as it deems necessary or advisable.

      3.2 AUTHORITY OF THE COMMITTEE. Subject to the provisions herein, the Committee shall have the full power to determine the size and types of grants of Options, SARs, Restricted Stock, RSUs and Performance Awards; to determine the terms and conditions of such grants and Performance Awards in a manner consistent with the Plan; to construe and interpret the Plan and any agreement or instrument entered into under the Plan; to establish, amend or waive rules and regulations for the Plan's administration; and to amend the terms and conditions of any outstanding Options, SARs, Restricted Stock, RSUs or Performance Awards to the extent such terms and conditions are within the sole discretion of the Committee as provided in the Plan and subject to the limitations and restrictions otherwise applicable under the Plan including those contained in Article XIII. The Committee may not, however, reduce the exercise price of an Option or SAR below the amounts specified in Sections 6.2 and 7.2 and the settlement value of an RSU below the amount specified in Section 9.1, except that such amounts are subject to adjustment under Article XI. Further, the Committee shall make all other determinations which may be necessary or advisable for the administration of the Plan. As permitted by law, the Committee may delegate its authority hereunder. The Committee may take any action consistent with the terms of the Plan which the Committee deems necessary to comply with any government laws or regulatory requirements of a foreign country, including, but not limited to, modifying the terms and conditions governing any Options, SARs, Restricted Stock, RSUs or Performance Awards, or establishing any local country plans as sub-plans to this Plan.

      3.3 DECISIONS BINDING. All determinations and decisions of the Committee as to any disputed question arising under the Plan, including questions of construction and interpretation, shall be final, binding and conclusive upon all parties.

      3.4 COMMITTEE AWARDS. Award to non-employee directors of the Company who are Committee members shall be made by the Board of Directors except that a Committee member shall not participate in any Board determinations relating to grants of awards to such Committee member.

                                   ARTICLE IV
                                   ELIGIBILITY

      Those Employees who, in the judgment of the Committee, may make key contributions to the profitability and growth of the Company shall be eligible to receive Options, SARs, Restricted Stock, RSUs and Performance Awards under the Plan. All Non-Employee Directors shall be eligible to receive Options (other than ISOs), SARs, Restricted Stock and RSUs under the Plan.

                                    ARTICLE V
                            MAXIMUM SHARES AVAILABLE

      5.1 AUTHORIZED SHARES OF STOCK. The Stock to be distributed under the Plan may be either authorized and issued shares or unissued shares of the Stock, including but not limited to such shares held as treasury shares. Subject to
Article XI, the maximum amount of Stock which may be issued under the Plan in satisfaction of exercised award or issued as Restricted Stock shall not exceed, in the aggregate, eight hundred thousand (800,000) shares.

      5.2 INDIVIDUAL LIMITS ON GRANTS. Under the Plan, no Employee or Non-Employee Director shall be awarded, during the term of the Plan, Options, SARs, RSUs and Restricted Stock covering more than eighty thousand (80,000) shares of Stock on an annual basis. For purposes of this Section 5.2, a grant of one SAR or RSU shall be treated as a grant of one share of Stock.

      5.3 LAPSED AWARDS. Stock subject to an Option which for any reason is cancelled or terminated without having been exercised or Stock awarded as Restricted Stock which is forfeited, shall again be available for grants under the Plan.

                                   ARTICLE VI
                                  STOCK OPTIONS

      6.1 GRANT OF OPTIONS.

            (a) The Committee may, at any time and from time to time on or after the effective date of the Plan, grant Options under the Plan to eligible Participants, for such numbers of shares of Stock and having such terms as the Committee shall designate, subject however, to the provisions of the Plan. The Committee may also determine the type of Option granted (e.g., ISO, nonstatutory, other statutory Options as from time to time may be permitted by the Code) or a combination of various types of Options. Options designated as ISOs shall comply with all the provisions of Section 422 of the Code and applicable regulations and shall not be granted to Non-Employee Directors (for this purpose only, a Non-Employee Director shall not be considered a Participant). The aggregate Fair Market Value (determined at the time the Option is granted) of Stock with respect to which ISOs are exercisable for the first time by an individual during a calendar year under all plans of the Company, any Subsidiary shall not exceed one hundred thousand dollars ($100,000). Upon determination by the Committee that an Option is to be granted to a Participant, written notice shall be given to such person as soon as practicable, specifying the terms, conditions, rights and duties related thereto. Awards shall be deemed to be granted as of the date specified in the grant resolution of the Committee, which date shall be the date of any related agreement with the Participant. In the event of any inconsistency between the provisions of the Plan and any such agreement entered into hereunder, the provisions of the Plan shall govern. Any individual at any one time and from time to time may hold more than one Option granted under the Plan or under any other Stock plan of the Company.

            (b) Each Option shall be evidenced by a "Stock Option Agreement" in such form and containing such provisions consistent with the provisions of the Plan as the Committee from time to time shall approve.

            (c) In the event that an ISO does not comply with all the provisions of Section 422 of the Code and applicable regulations, such Option shall become a nonqualified stock Option on the date of said noncompliance.

      6.2 EXERCISE PRICE. The price at which shares of Stock may be purchased under an Option shall not be less than one hundred percent (100%) of the Fair Market Value of the Stock on the date the Option is granted. Notwithstanding the foregoing, a Ten Percent Stockholder shall not be granted an ISO unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value of the Stock on the date such Option is granted.

      6.3 OPTION PERIOD. The period during which an Option may be exercised shall be determined by the Committee, provided that such period shall not be less than one (1) year from the date on which the Option is granted or longer than: (a) ten (10) years from the date on which the Option is granted in the case an ISO; (b) five (5) years from the date on which the Option is granted with respect to a grant of an ISO to a Ten Percent Stockholder; and (c) ten (10) years and one (1) day from the date on which the Option is granted in the case of other Options.

      6.4 VESTING OF OPTIONS. Except as provided in Section 6.5, the date or dates on which installment portions of an Option shall vest and may be exercised during the term of an Option shall be determined by the Committee and may vary from Option to Option, provided that no more than one-third (1/3) of the shares of Stock subject to an Option may vest in any one (1) year. The vesting of any Option may also be conditioned on the achievement of Indicators of Performance established by the Committee. Notwithstanding anything in this Section 6.4 to the contrary but subject to the provisions of this Plan and Board approval, the Committee may, on an individual basis, accelerate the time at which installment portion(s) of an outstanding Option may be exercised.

      6.5 TERMINATION OF SERVICE. Subject to the provisions of this Section 6.5, an Option shall terminate at the end of and may be exercised, to the extent the Option is exercisable under the Option Agreement, within the period not to exceed the lesser of (a) ninety (90) days after the Participant ceases to be an Employee or Non-Employee Director for any reason other than Total Disability or death or (b) the remaining term of the Option award. If an Employee's or Non-Employee Director's employment or service is terminated by reason of Total Disability, all Options granted to such Participant will become fully exercisable upon such termination and may be exercised within the period not to exceed the lesser of: (a) one (1) year following such termination; or (b) the remaining term of the Option award. If an Employee or Non-Employee Director of the Company dies while in the employ or service of the Company or a Subsidiary or within ninety days after the termination of such employment or service, Options granted to such Participant shall become fully exercisable on the Participant's death and may, within the lesser of (a) twelve (12) months after the Participant's death or (b) the remaining term of the Option award, be exercised by the person or persons to whom the Participant's rights under the

Option shall pass by will or by the applicable laws of descent and distribution. Unless otherwise specifically provided in the Option agreement, no Option may be exercised after a Participant's service with the Company or a Subdivision is Terminated for Cause. In no event may an Option be exercised to any extent by anyone after the expiration or termination of the Option as provided in this
Section 6.5 except that the Committee may elect to extend the period of Option exercise and vesting provisions for an Employee or Non-Employee Director whose employment or service with the Company terminates for any reason.

      6.6 PAYMENT FOR SHARES. The exercise price of an Option shall be paid to the Company in full at the time of exercise at the election of the Participant:
(a) in cash; (b) in shares of Stock having a Fair Market Value equal to the aggregate exercise price of the Option and satisfying such other requirements as may be imposed by the Committee; (c) partly in cash and partly in such shares of Stock; (d) through the withholding of shares of Stock (which would otherwise be delivered to the Participant) with an aggregate Fair Market Value on the exercise date equal to the aggregate exercise price of the Option; or (e) through the delivery of irrevocable instructions to a broker to deliver promptly to the Company an amount equal to the aggregate exercise price of the Option. The Committee may limit the extent to which shares of Stock may be used in exercising Options. No Participant shall have any rights to dividends or other rights of a stockholder with respect to shares of Stock subject to an Option until the Participant has given written notice of exercise of the Option, paid in full for such shares of Stock and, if applicable, has satisfied any other conditions imposed by the Committee pursuant to the Plan.

                                   ARTICLE VII
                            STOCK APPRECIATION RIGHTS

      7.1 GRANT OF SARs.

            (a) The Committee may authorize grants to any Participant of Stock Appreciation Rights upon such terms and conditions as it may determine in accordance with this Article VII. A Stock Appreciation Right will be a right of the Participant to receive from the Company upon exercise an amount determined by the Committee at the date of grant and expressed as a percentage of the Spread (not to exceed 100 percent) at the time of exercise.

            (b) Each grant will specify the number of shares of Stock in respect of which it is made and the term during which it may be exercised.

            (c) Each SAR shall be evidenced by a "Stock Appreciation Right Agreement" in such form and containing such provisions consistent with the provisions of the Plan as the Committee from time to time shall approve.

      7.2 EXERCISE PRICE; PAYMENT ON EXERCISE. Each grant made will specify the exercise price, which will not be less than 100% of the Fair Market Value per share of Stock on the date of grant for each SAR subject to the grant. A grant may provide that the amount payable on exercise of a Stock Appreciation Right may be paid: (a) in cash; (b) in shares of Stock having an aggregate Fair Market Value per Share equal to the Spread (or the designated percentage of the Spread); or (c) in a combination thereof, as determined by the Committee in its discretion. Such payment shall be made no later than March 15 of the year immediately following the last day of the year in which the exercise occurs or by a later date by which such payment may be made so that the payment falls under the short term deferred exception of Code Section 409A. A grant may specify that the amount payable to the Participant on exercise of a SAR may not exceed a maximum amount specified by the Committee at the date of grant.

      7.3 SUCCESSIVE GRANTS. Successive grants of SARs may be made to the same Participant whether or not any Stock Appreciation Rights or other award previously granted to such Participant remain unexercised or outstanding.

      7.4 EXERCISABILITY OF SARs.

            (a) Each SAR grant shall specify the required period or periods of continuous service by the Participant with the Company or any Subsidiary that are necessary before the Stock Appreciation Rights or installments thereof become exercisable, and provide that (i) no more than one third of the SARs under a specific grant sale becomes exercisable in one year and (ii) no SAR may be exercised except at a time when the Spread is positive. Notwithstanding anything in this Section 7.4 to the contrary but subject to the provisions of this Plan and Board approval, the Committee may, on an individual basis, accelerate the time at which installment portions of outstanding SARs may be exercised.

            (b) A grant may specify Indicators of Performance that must be achieved as a condition to the exercise of the Stock Appreciation Rights.

            (c) No Stock Appreciation Right shall be exercisable prior to one
(1) year from the date of grant and more than ten (10) years from the date of grant.

            (d) An SAR shall terminate at the end of, and may be exercised to the extent the SAR is exercisable under the SAR agreement, within the period not to exceed the lesser of (a) ninety (90) days after the Participant ceases to be an Employee or Non-Employee Director for any reason other than Total Disability or death or (b) the remaining term of the SAR award. If an Employee's or Non-Employee Director's employment or service with the Company or a Subsidiary is terminated by reason of Total Disability, all SARs granted to such Participant will become fully exercisable upon such termination and may be exercised within the period not to exceed the lesser of: (a) one (1) year following such termination; or (b) the remaining term of the SAR award. If an Employee or Non-Employee Director of the Company dies while in the employ or service of the Company or a Subsidiary or within ninety days after the termination of such employment or service, SARs granted to such Participant shall become fully exercisable on the Participant's death and may, within the lesser of (a) twelve (12) months after the Participant's death or (b) the remaining term of the SAR award, be exercised by the person or persons to whom the Participant's rights under the SAR shall pass by will or by the applicable laws of descent and distribution. In no event may an SAR be exercised to any extent by anyone after the expiration or termination of the SAR as provided in this Section 6.5 except that the Committee may elect to extend the period of SAR exercise and vesting provisions for an Employee or Non-Employee Director whose employment or service with the Company terminates for any reason.

            (e) Unless otherwise specifically provided in the SAR agreement , no Stock Appreciation Right may be exercised after a Participant's service with the Company or a Subsidiary has been Terminated for Cause.

      7.5 NO RIGHTS AS STOCKHOLDER. No Participant shall have any rights to dividends or other rights of a stockholder of Stock with respect to an SAR.

                                  ARTICLE VIII
                                RESTRICTED STOCK

      8.1 TERMS OF GRANT. At the time of making a grant of Restricted Stock to a Participant, the Committee shall establish a Restriction Period during which shares of Restricted Stock are subject to forfeiture if the restrictions applicable to such shares are violated. Except as provided in Section 8.3, forfeiture restrictions on a grant of Restricted Stock shall lapse in a calendar year with respect to no more than one third of the shares subject to such grant except that the Committee may, subject to the provisions of this Plan and Board approval, on an individual basis, accelerate the time at which restrictions on Restricted stock lapse. The Committee shall and assign such terms, conditions and other restrictions to the Restricted Stock as it shall determine. The vesting of any such Restricted Stock may be conditioned on the achievement of Indicators of Performance during a Performance Period established by the Committee. All restrictions imposed with respect to a grant of Restricted Stock must lapse within ten years of such grant.

      8.2 RESTRICTED STOCK - RIGHTS. Restricted Stock will be represented by a Stock certificate registered in the name of the Restricted Stock recipient. Such certificate, accompanied by a separate, duly-endorsed stock power, shall be deposited with the Company. Instead of issuing certificates, the Company may elect to have unvested shares of Restricted Stock held in book entry form on the books of the Company depository or another institution designated by the Company if and only to the extent permitted by applicable laws and the Company's Articles of Incorporation and Bylaws. The recipient shall be entitled to receive dividends during the Restriction Period and shall have the right to vote such Restricted Stock and all other stockholder's rights, with the exception that:
(a) the recipient will not be entitled to delivery of the Stock certificate during the Restriction Period; (b) the Company will retain custody of the Restricted Stock during the Restriction Period; and (c) the non-fulfillment of the terms and conditions established by the Committee pursuant to the grant shall cause a forfeiture of the Restricted Stock. The Committee may, in addition, prescribe additional restrictions, terms and conditions upon or to the Restricted Stock.

      8.3 TERMINATION OF SERVICE. The Committee may establish such rules concerning the termination of service of a recipient of Restricted Stock prior to the expiration of the applicable Restriction Period as it may deem appropriate; provided, however, that if an Employee or Non-Employee Director terminates service by reason of death or Total Disability, the applicable forfeitable restrictions will lapse upon such death or occurrence of Total Disability. Unless otherwise specifically provided in the Restricted Stock Agreement, Restricted Stock will be forfeited immediately upon termination of a Participant's service with the Company or a Subsidiary if the Participant's employment is Terminated for Cause.

      8.4 RESTRICTED STOCK AGREEMENT. Each grant of Restricted Stock shall be evidenced by a "Restricted Stock Agreement" in such form and containing such terms and conditions not inconsistent with the provisions of the Plan as the Committee from time to time shall approve.

      8.5 LEGEND ON CERTIFICATES. The Committee may legend the certificates representing Restricted Stock to give appropriate notice of such restrictions. For example, the Committee may determine that some or all certificates representing shares of Restricted Stock shall bear the following legend:

          "THE SALE OR OTHER TRANSFER OF THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE, WHETHER VOLUNTARY, INVOLUNTARY, OR BY OPERATION OF LAW, IS SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AS SET FORTH IN THE CASS INFORMATION SYSTEMS, INC. OMNIBUS 2007 INCENTIVE STOCK PLAN, AND IN A RESTRICTED STOCK AGREEMENT. A COPY OF THE PLAN AND SUCH RESTRICTED STOCK AGREEMENT MAY BE OBTAINED FROM THE SECRETARY OF THE COMPANY."

      8.6 RETURN OF RESTRICTED STOCK TO COMPANY. On the date set forth in the applicable Restricted Stock Agreement, the Restricted Stock for which restrictions have not lapsed shall revert to the Company and thereafter shall be available for grant under the Plan.

      8.7 SECTION 83(b) ELECTION. The Committee may provide in a Restricted Stock Agreement that the award of Restricted Stock is conditioned upon the Participant making or refraining from making an election with respect to the award under Code Section 83(b). If a Participant makes an election pursuant to Code Section 83(b) with respect to a Restricted Stock award, the Participant shall be required to promptly file a copy of such election with the Company.

                                   ARTICLE IX
                             RESTRICTED STOCK UNITS

      9.1 GRANT OF RSUs. The Committee may authorize grants to any Participant of RSUs upon such terms and conditions as it may determine in accordance with this Article IX. A RSU is the right of the Participant to receive from the Company, upon vesting of the RSU, an amount or a percentage of the amount not to exceed 100 percent, equal to the number of RSUs becoming vested multiplied by the Fair Market Value of a share of Stock on the vesting date.

            (a) Each grant will specify the number of RSUs being granted.

            (b) Each RSU shall be evidenced by a "Restricted Stock Unit Agreement" in such form and containing such provisions consistent with the provisions of the Plan as the Committee from time to time shall approve.

            (c) Each grant shall be evidenced by a "Restricted Stock Unit Agreement," in such form and containing such provisions consistent with the provisions of the Plan as the Committee from time to time shall approve.

      9.2 PAYMENT ON VESTING. A grant may provide that the amount payable on vesting of a RSU may be paid: (a) in cash; (b) in shares of Stock having an aggregate Fair Market Value equal to the amount payable (or the designated percentage of the amount payable); or (c) in a combination thereof, as determined by the Committee in its discretion. Such payment shall be made no later than March 15 of the year immediately following the calendar year in which the vesting occurs or by a later date by which such payment may be made so that the payment falls under the short term deferral exception of Code Section 409A. A grant may specify that the amount payable to the Participant on vesting of an RSU may not exceed a maximum amount specified by the Committee at the date of grant.

      9.3 SUCCESSIVE GRANTS. Successive grants of RSUs may be made to the same Participant whether or not any RSUs or other award previously granted to such Participant remain unexercised or outstanding.

      9.4 VESTING OF RSUs. At the time of making a grant of RSUs to a Participant, the Committee shall established a Restriction Period during which RSUs are subject to forfeiture if restrictions applicable to such RSUs are violated.

            (a) The Committee may assign such terms, conditions and other restrictions to the RSUs as it will determine.

            (b) A grant may specify the Indicators of Performance that must be achieved as a condition to the vesting of an RSU grant.

            (c) No more than one third of the RSUs in a grant shall become vested in a calendar year except that RSUs shall be fully vested on a Participant's death or Total Disability and the Committee, subject to the provisions of this Plan and Board approval, may accelerate the time, on an individual basis, at which RSUs vest.

            (d) RSUs subject to a grant must be fully vested within ten (10) years from the date of grant.

            (e) Unless otherwise specifically provided in the Restricted Stock Unit Agreement, no RSU may vest after a Participant's service with the Company or a Subsidiary has been Terminated for Cause.

      9.5 NO RIGHTS AS A STOCKHOLDER. No Participant shall have rights to dividends, vesting, voting or other rights as a shareholder of Stock with respect to RSUs.

                                    ARTICLE X
                               PERFORMANCE AWARDS

      10.1 PERFORMANCE AWARDS. Performance Awards pursuant to this Article X are based upon achieving established Indicators of Performance over a Performance Period. At the time of making a Performance Award, the Committee shall establish such terms and conditions as it shall determine applicable to such Performance Award. Performance Awards shall be paid not later than March 15 of the calendar year immediately following the calendar year in which the Performance Period ends or by a later date by which such payment may be made so that the payment falls under the short term deferral exception of Code Section 409A. Recipients of Performance Awards are not required to provide consideration for such Awards other than the rendering of service. A Performance Award shall be paid in cash. For avoidance of doubt, a Performance Award under this Article X is not in lieu of any annual bonus plan or other bonus program established and approved by the Board of Directors from time to time.

      10.2 ADMINISTRATIVE PROCEDURE. The Committee shall designate Employees as Performance Award Participants to become eligible to receive Performance Awards and shall establish Performance Periods, provided that, as calculated by the
Committee: (a) the cash covered by all Awards granted under the Plan during a calendar year shall not exceed five million dollars ($5,000,000); and (b) the cash covered by all awards granted to an individual under the Plan during a calendar year shall not exceed two million five hundred thousand dollars ($2,500,000).

      10.3 INDICATORS OF PERFORMANCE. The Committee shall establish Indicators of Performance applicable to the Performance Period. Indicators of Performance are utilized to determine amount and timing of Performance Awards, and may vary between Performance Periods and different Performance Awards.

      10.4 AWARD ADJUSTMENT. Subject to the terms of the Performance Award, the Committee may make downward adjustments in Awards to Performance Award Participants.

      10.5 PARTIAL PERFORMANCE PERIOD PARTICIPATION. Subject to applicable restrictions under Section 162(m) of the Code, the Committee shall determine the extent to which an Employee shall participate in a partial Performance Period because of becoming eligible to be a Performance Award Participant after the beginning of such Performance Period. In the event a Performance Award Participant's employment with the Company is terminated for any reason, other than after a Change of Control, prior to completing at least fifty (50) percent of the Performance Period for a Performance Award, no payment shall be made pursuant to the Performance Award. In the event a Performance Award Participant's employment with the Company is terminated (i) on account of termination by the Company for other than Termination for Cause, (ii) death or
(iii) Total Disability after completing at least fifty (50) percent of the Performance Period for a Performance Award, such Performance Award Participant shall be paid a pro rata portion of the Performance Award, if the Indicators of Performance are met, no later than March 15 of the year immediately following the calendar year in which his or her employment is terminated or by a later date by which such payment may be made so that the payment falls under the short term deferral exception of Code Section 409A. No payment shall be made pursuant to a Performance Award if the Performance Award Participant's employment with the Company is voluntarily terminated by him or her for any reason or is Terminated for Cause prior to the end of the Performance Period.

                                   ARTICLE XI
                        ADJUSTMENT UPON CHANGES IN STOCK

      The number of shares of Stock, including limits under Sections 5.1 and 5.2, which may be issued pursuant to this Plan, the number of shares covered by, and the exercise price per share of, each outstanding Option and SAR, the number of shares granted as Restricted Stock and the number of RSUs, shall be adjusted proportionately, and any other appropriate adjustments shall be made, for any increase or decrease in the total number of issued and outstanding shares of

Stock (or change in kind) resulting from any change in the Stock through a merger, consolidation, reorganization, recapitalization, subdivision or consolidation of shares or other capital adjustment or the payment of a Stock dividend or other increase or decrease (or change in kind) in such shares. In the event of any such adjustment, fractional shares shall be eliminated. Except as otherwise determined by the Committee, no change shall be made to an Incentive Stock Option under this Article XI to the extent it would constitute a "modification" under section 424(h)(3) of the Code.

                                   ARTICLE XII
                                CHANGE IN CONTROL

      Notwithstanding anything to the contrary in the Plan, upon a Change in Control of the Company, the following shall apply:

            (a) If a Change of Control occurs during a Restriction Period(s) applicable to Restricted Stock and RSUs issued under the Plan, all restrictions imposed hereunder on such Restricted Stock and RSUs shall lapse effective as of the date of the Change in Control;

            (b) If a Change in Control occurs during a Performance Period(s) applicable to an award granted under the Plan, a Performance Award Participant shall earn no less than the award of cash which the Performance Award Participant would have earned if applicable Indicator(s) of Performance had been achieved and the Performance Period(s) had terminated as of the date of the Change in Control; and

            (c) Any outstanding Options and SARs that are not exercisable shall become exercisable effective as of the date of a Change in Control. If an Participant's employment is terminated within two (2) years after the effective date of a Change in Control for a reason other than a Termination for Cause, to the extent that any Option or SAR was exercisable at the time of the Participant's termination of employment, such Option or SAR, other than an ISO, may be exercised within the lesser of: (a) twelve (12) months following the date of termination of employment, or (b) the term of the Option or SAR.

                                  ARTICLE XIII
                                  MISCELLANEOUS

      13.1 EFFECT ON OTHER PLANS. Except as otherwise required by law, no action taken under the Plan shall be taken into account in determining any benefits under any pension, retirement, thrift, profit sharing, group insurance or other benefit plan maintained by the Company or any Subsidiary, unless such other plan specifically provides for such inclusion.

      13.2 TRANSFER RESTRICTIONS. No Option (except as provided in Section 13.2), SAR or RSU, grant of Restricted Stock or Performance Award under this Plan shall be transferable other than by will or the laws of descent and distribution. Any Option or SAR shall be exercisable: (a) during the lifetime of an Participant, only by the Participant or, to the extent permitted by the Code, by an appointed guardian or legal representative of the Participant; and (b) after death of the Participant, only by the Participant's legal representative or by the person who acquired the right to exercise such Option or SAR by bequest or inheritance or by reason of the death of the Participant. The Committee and the Participant may, in any agreement providing for a grant and/or award under this Plan, provide that the Participant may designate a beneficiary or beneficiaries to receive the property granted pursuant to award and/or exercise of the Participant's rights under the grant and/or award as provided in this Plan after the death of the Participant.

      13.3 TRANSFER OF OPTIONS. The Committee may, in its discretion, authorize all or a portion of the Options to be granted to an Participant to be on terms which permit transfer by such Participant to an immediate family member of the Participant who acquires the options from the Participant through a gift or a domestic relations order. For purposes of this Article XIII, Section 13.3, "family member" includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships, trusts for the exclusive benefit of these persons and any other entity owned solely by these persons, provided that the Stock Option agreement pursuant to which such Options are granted must be approved by the Committee and must expressly provide for transferability in a manner consistent with this Section and provided further that subsequent transfers of transferred Options shall be prohibited except in accordance with Article XIII, Section 13.2. Following transfer, any such Options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer. The events of termination of employment of Article VI, Section 6.5 hereof shall continue to be applied with respect to the original Participant, following which the Options shall be exercisable by the transferee only to the extent and for the periods specified in Article VI, Section 6.5. Notwithstanding the foregoing, an ISO may not be transferred to a family member in accordance with this Section 13.3.

      13.4 WITHHOLDING TAXES. The Company shall have the right to withhold from any settlement hereunder any federal, state, or local taxes required by law to be withheld, or require payment in the amount of such withholding. If settlement hereunder is in the form of Stock, such withholding may be satisfied by the withholding of shares of Stock by the Company, unless the Participant shall pay to the Company an amount sufficient to cover the amount of taxes required to be withheld, and such withholding of shares does not violate any applicable laws, rules or regulations of federal, state or local authorities.

      13.5 TRANSFER OF EMPLOYMENT. Transfer of employment or consulting assignment between the Company and a Subsidiary shall not constitute termination of employment or service for the purpose of the Plan. Whether any leave of absence shall constitute termination of employment for the purposes of the Plan shall be determined in each case by the Committee.

      13.6 ADMINISTRATIVE EXPENSES. All administrative expenses associated with the administration of the Plan shall be paid by the Company.

      13.7 TITLES AND HEADINGS. The titles and headings of the articles in this Plan are for convenience of reference only and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

      13.8 NO GUARANTEE OF CONTINUED EMPLOYMENT OR SERVICE. No grant or award to an Employee under the Plan or any provisions thereof shall constitute any agreement for or guarantee of continued employment by the Company and no grant or award to a Non-Employee Director shall constitute any agreement for or guarantee of continuing as a Non-Employee Director.

      13.9 COMMITTEE DUTIES AND POWERS. The Committee shall have such duties and powers as may be necessary to discharge its responsibilities under this Plan, including, but not limited to, the ability to construe and interpret the Plan and resolve any ambiguities with respect to any of the terms and provisions hereof as written and as applied to the operation of the Plan.

      13.10 PROCEEDS. The proceeds received by the Company from the sale of Stock under the Plan shall be added to the general funds of the Company and shall be used for corporate purposes as the Board shall direct.

      13.11 GOVERNING LAW AND VENUE. This plan shall be governed by and construed and enforced in accordance with the laws of the State of Missouri, excluding conflict of law rules and principles, except to the extent such laws are preempted by Federal law. Courts located in the State of Missouri shall have exclusive jurisdiction to determine all matters relating to the Plan and that venue is proper in such courts.

      13.12 FOREIGN JURISDICTIONS. Awards may be granted to employees who are foreign nationals or employed outside the United States, or both, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable in order to recognize differences in local law or tax policy. The Committee also may impose conditions on the exercise or vesting of awards in order to minimize the Company's obligation with respect to tax equalization for Participants on assignments outside their home country.

      13.13 SUCCESSORS. All obligations of the Company under the Plan, with respect to awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business or assets of the Company.

      13.14 BENEFICIARY DESIGNATIONS. If permitted by the Committee, a Participant under the Plan many name a beneficiary or beneficiaries to whom any vested but unpaid award shall be paid in the event of the Participant's death. Each such designation shall revoke all prior designations by the Participant and shall be effective only if given in a form and manner acceptable to the Committee. In the absence of any such designation, any vested benefits remaining unpaid at the Participant's death shall be paid to the Participant's estate and, subject to the terms of the Plan and of the applicable award agreement, any unexercised vested award may be exercised by the administrator, executor or the personal representative of the Participant's estate.

      13.15 INVESTMENT REPRESENTATION. As a condition to the exercise of an award, the Committee may require the person exercising such award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

      13.16 FRACTIONAL SHARES. No fractional Shares shall be issued or delivered pursuant to the Plan or any award. The Committee shall determine whether cash, or awards, or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

                                   ARTICLE XIV
                            AMENDMENT AND TERMINATION

      The Board may at any time terminate or amend this Plan in such respect as it shall deem advisable, provided, the Board may not, without further approval of the shareholders of the Company, amend the Plan to: (i) increase the number of shares of Stock which may be issued under the Plan; (ii) change Plan provisions relating to establishment of the exercise prices under Options or SARs granted; (iii) extend the duration of the Plan beyond the date approved by the shareholders; (iv) reprice, replace or regrant Options or SARs through cancellation, or by lowering the exercise price of a previously granted Option or SARs; (v) make any change to the Plan considered material under the listing requirements of The NASDAQ Stock Market or any other exchange on which the Company's Stock is listed; or (vi) increase the maximum dollar amount of ISOs which an individual Participant may exercise during any calendar year beyond that permitted in the Code and applicable rules and regulations of the Treasury Department. No amendment or termination of the Plan shall, without the consent of the Participant, alter or impair any of the rights or obligations under any grants or other rights theretofore granted such person under the Plan.

                                   ARTICLE XV
                              DURATION OF THE PLAN

      This Plan was approved by the Board of Directors on __________, 2007 and will be effective on April ____, 2007, subject to approval by the Company's shareholders at the 2007 annual meeting of shareholders. If not sooner terminated by the Board, this Plan shall terminate on April ____, 2017, but Options, SARs, Restricted Stock, RSUs and Performance Awards and other rights theretofore granted and any Restriction Period may extend beyond that date, and the terms of the Plan shall continue to apply to such grants.

      IN WITNESS WHEREOF, the undersigned has caused this Cass Information Systems, Inc. 2007 Omnibus Incentive Stock Plan to be adopted on behalf of the Company this ___ day of April, 2007.

                                                  CASS INFORMATION SYSTEMS, INC.


                                                  By:
                                                      --------------------------
                                                             President